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                                                               EXHIBIT 10.9(iii)


                     [Form of Change of Control Agreement]

[FirstName]
[Address1]
[City] [PostalCode]

Dear [JobTitle]:

The Board of Directors (the "Board") of Georgia-Pacific Corporation (the "Company") has given careful consideration to the potential impact upon you (the "Executive") and other officers in the event of a threatened or actual Change of Control (as defined below) of the Company.

The Board believes it is imperative to diminish the inevitable distraction to you of the personal uncertainties and risks that would be created by a pending or threatened Change of Control, and considers it in the best interests of the Company and its shareholders to encourage you to give your full attention and dedication to the Company's business and affairs in the event of any such Change of Control. In order to accomplish this, the Board has approved specified compensation and benefit arrangements for you in the event of a Change of Control, which are designed to meet your reasonable expectations with respect to such matters, and enable the Company to be competitive with similar practices of other corporations. This letter agreement (the "Agreement") sets forth terms and conditions of the Company's agreement with you concerning such arrangements.

     1. In this Agreement, the terms set forth below have the meanings ascribed to them:

     (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined below) on which a Change of Control (as defined below) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated within one year prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party which had taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

     (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof;
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provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless this Agreement shall have been terminated pursuant to its terms, the Change in Control Period shall be automatically extended so as to terminate three years from such Renewal Date.

     (c) A "Change of Control" shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (A) any such acquisition by a Person who on the date of this Agreement was the beneficial owner of 20% or more of the Outstanding Company Voting Securities; (B) any such acquisition directly from the Company, including without limitation a public offering of securities; (C) any such acquisition by the Company; (D) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliated Companies; or (E) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (A), (B) and (C) of subparagraph (iii) below;

          (ii) Individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

          (iii) Consummation of a reorganization, merger or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial

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     owners of Outstanding Company Voting Securities immediately prior to such
     Business Combination beneficially own, directly or indirectly, more then 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Affiliated Companies) (the "Successor Entity") in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (B) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to subparagraph
     (ii) above) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (d) "Affiliated Companies" shall mean any company controlled by, controlling or under common control with, the Company.

     2. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the earlier of the third anniversary of such date or the Executive's 65th birthday (the "Employment Period"); provided, however, that unless notice of termination of this Agreement shall have been given by either the Company or the Executive prior to such third anniversary of the Effective Date, the Employment Period shall be automatically renewed on such anniversary and on each succeeding anniversary of the Effective Date for successive one year periods until any such notice of termination shall have been given; and provided further that in no event shall the Employment Period extend beyond the Executive's 65th birthday.

     (a) During the Employment Period, (i) the Executive's position (including offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held at any time during the 120-day period immediately preceding the Effective Date and (ii) the Executive's services shall be performed

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at the location where the Executive was employed immediately preceding the Effective Date or at any office or location of the Company in the Atlanta, Georgia, metropolitan area.

     (b) During the Employment Period (excluding any periods of vacation and sick leave to which the Executive is entitled), the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (c)  During the Employment Period:

          (i) Base Salary.  The Executive shall receive an annual base salary
              -----------
     ("Annual Base Salary"), which shall be paid no less frequently than monthly, equal to the base salary paid to the Executive by the Company and its Affiliated Companies at the rate in effect immediately prior to the Effective Date. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Executive's Annual Base Salary shall not be reduced during the Employment Period, and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as in effect at the time of any determination made pursuant to this Agreement.

          (ii) Annual Incentive Payment.  The Executive shall be awarded (for
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     each fiscal year ending during the Employment Period), an annual incentive payment bonus (the "Annual Incentive") in cash at least equal to the average of the Executive's awards under the Company's Employee Value Incentive Plan, or any comparable bonus under any predecessor or successor plan, for each of the last two full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year). Each such

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     Annual Incentive shall be paid no later than the end of the second month of the fiscal year next following the fiscal year for which the Annual Incentive is awarded, unless the Executive shall elect to defer the receipt of such Annual Incentive in accordance with the terms of any applicable deferred compensation plan.

          (iii)  Incentive, Savings and Retirement Plans.  The Executive shall
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     be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its Affiliated Companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its Affiliated Companies.

          (iv) Welfare Benefit Plans.  The Executive and/or the Executive's
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     family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Affiliated Companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its Affiliated Companies.

          (v) Expenses.  The Executive shall be entitled to receive prompt
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     reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its Affiliated Companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.

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          (vi) Fringe Benefits.  The Executive shall be entitled to fringe
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     benefits in accordance with the plans, practices, programs and policies of the Company and its Affiliated Companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.

          (vii)  Vacation.  The Executive shall be entitled to paid vacation on
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     terms no less favorable than those provided for in the vacation  policies, programs and practices of the Company and its Affiliated Companies in effect for officers of the Company generally at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.

     3. The Executive's employment shall terminate under the following circumstances:

     (a) Upon the Executive's death during the Employment Period.

     (b) If the Company determines in good faith that Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 13 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

     (c) The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its Affiliated Companies (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, that if any such
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     Cause relates to the Executive's obligations under this Agreement or is otherwise susceptible to cure, the Company shall not terminate the Executive's employment hereunder unless the Company first gives the Executive written notice of its intention to terminate and of the specific grounds for such termination, and the Executive has not, within 20 business days following receipt of the notice, cured such Cause, or in the event such Cause is not susceptible to cure within such 20 business day period, the Executive has not taken all reasonable steps within such 20 business day period to cure such Cause as promptly as practicable thereafter; or

          (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

          (iii) the Executive's conviction of a felony involving dishonesty or moral turpitude.

     For purposes of this Section 3(c), no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraphs (i) or (ii) above, and specifying the particulars thereof in detail.

     (d) The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent in any adverse respect with the Executive's position (including offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; or

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          (ii) any failure by the Company to comply with any of the provisions of Section 2(c) of this Agreement; or

          (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2(a) hereof; or

          (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

excluding, for purposes of clauses (i) to (iv) above, an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

     (e) Notice of Termination.  Any termination by the Company for Cause, or by
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the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13 of this Agreement.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder, or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (f) Date of Termination.  "Date of Termination" means (i) if the
         -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt during the Employment Period of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date during the Employment Period on which the Company notifies the Executive of such termination, (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date during the Employment Period of the death of the Executive or the Disability Effective Date, as the case may be, and (iv) if the Executive resigns for reasons that do not constitute Good Reason, the Date of Termination shall be the last day of the month during the Employment Period in which such resignation occurs.

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     4.  If, during the Employment Period, the Company shall terminate the
Executive's employment other than for Cause or Disability, or the Executive shall terminate employment for Good Reason, then:

     (a) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          (i) the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) the product of
     (x) the Annual Incentive and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (C) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the "Accrued Obligations"); and

          (ii) an amount equal to the product of (A) the lesser of (x) two or
     (y) the number of years and fractions thereof (rounded up to the nearest whole month) between the Date of Termination and the Executive's 65th birthday, and (B) the sum of (x) the Executive's Annual Base Salary at the rate in effect immediately prior to the Effective Date, and (y) the Annual Incentive.

     (b) the Company shall pay to the Executive in a lump sum in cash within 60 days after the Date of Termination an amount equal to (A) the contributions the Company would have made for the benefit of the Executive to the Company's Salaried Pension Plan and the Company's Salaried Pension Plan, assuming the Executive continued as an employee of the Corporation for a period of two years beginning on the Executive's Date of Termination (or until the Executive's 65th birthday, if sooner), and during such period contributed six percent of his Annual Base Salary (as in effect immediately prior to the Date of Termination) to the Salaried 401(k), and (B) the total of the interest payable on each such contribution from the date such contribution would have been made to the end of such period, calculated at the interest crediting rate in effect on the Date of Termination under the Salaried Pension Plan Plan;

     (c) for two years after the Executive's Date of Termination (or until the Executive's 65th birthday, if sooner), or for any longer period as may be required by the terms of the appropriate plan, program, practice or policy, the Company shall provide benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(c)(iv) of this Agreement if the Executive's employment had not been terminated or, if more

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favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies and their families, at no additional cost to the Executive other than the cost of such benefits to the Executive as in effect immediately prior to the Date of Termination; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

     (d) the Company shall, at its sole expense as incurred, provide the Executive with up to $25,000 of outplacement services, the scope and provider of which shall be selected by the Executive in his sole discretion;

     (e) the Executive shall receive two years of age and service credit for all purposes under his or her Officer Retirement Agreement commencing on Date of Termination (or age and service credit from the Date of Termination until the Executive's 65th birthday if such birthday occurs within two years of Date of Termination), and such agreement shall remain in effect for all purposes; provided, however, that the non-competition clause in such agreement shall be waived for all purposes;

     (f) all awards made or granted under any of the Company's stock-based compensation plans shall be exercisable or payable in accordance with the terms of such plans; and

     (g) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company or its Affiliated Companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     5. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for the payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits (as defined in Section 4 (g)), such term as utilized in this
Section 5 shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and Affiliated Companies to the estates and beneficiary of peer executives of the Company and such Affiliated Companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect

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with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its Affiliated Companies and their beneficiaries.

     6. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits (as defined in Section 4 (g), such term as utilized in this Section 6 shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated accompanies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its Affiliated Companies and their families.

     7. If the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive voluntarily terminates employment for reasons that do not constitute Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment to the Executive (a) his Annual Base Salary through the Date of Termination, (b) the amount of any compensation previously deferred by the Executive, and (c) Other Benefits, in each case to the extent theretofore unpaid.

     8. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies and for which the Executive may qualify, nor, subject to Section 13 (f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliated Companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement; provided, however, that payments under this Agreement shall be in lieu of any payments to which Executive may be entitled under any Company severance plan for salaried employees.

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     9. The Company's obligation to make the payments provided for in this
Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f) (2) (A) of the Internal Revenue Code of 1986, as amended (the "Code"). except that the Executive shall pay his own legal fees and expenses if any arbitrator or relevant trier-of-fact determines that the Executive's claim or position was frivolous and without reasonable foundation.

     10. (a) Anything in this Agreement to the contrary notwithstanding,  in the event it shall be determined that any payment or distribution by the Company or its Affiliated Companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but not including any additional payments required under this Section 10) (a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive from the Company an additional payment (a "Gross-Up Payment") in an amount that allows Executive to retain that part of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments after deducting from the Gross-up Payment all taxes (including, without limitation, the Excise Tax on the payments, the Excise Tax on the Gross-Up Payment, any income taxes and all interest and penalties imposed with respect
to any of such taxes).   Notwithstanding the foregoing provisions of this
Section 10(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

     (b) Subject to the provisions of Section 10(c), all determinations required to be made under this Section 10, including whether and when a Gross-

Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Price Waterhouse Coopers (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 10, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which should have been made ("Underpayment"), consistent with the calculations required to be made hereunder will not have been made by the Company. In the event that the Company exhausts its remedies pursuant to Section 10(c), and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim;

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

          (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 10(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 10(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 10(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     11. Confidential Information.
         ------------------------

     (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliated Companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Affiliated Companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     (b) Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this
Section 11 may result in material and irreparable injury to the Company and the Affiliated Companies for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 11 or such other relief as may be required specifically to enforce the covenants.

     12. Successors.
         ----------

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     13. Miscellaneous.
         -------------

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:    [FirstName]
          -------------------     [Address1]
                                  [City] [PostalCode]

          If to the Company:    Georgia-Pacific Corporation
          -----------------     133 Peachtree Street, N.E.
                                Atlanta, GA   30303
                                Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) If the final determination of a court or arbitral panel of competent jurisdiction declares, after the expiration of the time within which judicial or arbitral review (if permitted) of such determination may be perfected, that any term or provision of this Agreement is invalid or unenforceable, (i) the remaining terms and provisions of this Agreement shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(d)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, prior to the Effective Date the employment of the Executive by the Company is "at will" and, subject to Section 1(a), the Executive's employment and/or this Agreement may be terminated prior to the Effective Date by either the Executive, or by vote of the Board of Directors of the Company, in which case the Executive shall have no further rights under this Agreement; provided, that this Agreement may not be terminated by the Company if it is reasonably demonstrated by the Executive that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control. From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                         -------------------------------
                                                 [LastName]


                                         GEORGIA-PACIFIC CORPORATION


                                         By
                                            ----------------------------
                                               A. D. Correll
                                               Chairman, Chief Executive Officer
                                                 and President